Exhibit 10.1

ADDENDUM
TO
EMPLOYMENT AGREEMENT BETWEEN GENCORP INC. AND SCOTT SEYMOUR

This ADDENDUM to the January 6, 2010 Employment Agreement (the “Agreement”) by and between GenCorp Inc. (“GenCorp” or the “Company”), having its principal place of business at Highway 50 and Aerojet Road, Rancho Cordova, California 95742 and Scott Seymour (“Executive”), with the Company and the Executive collectively referred to therein and herein as the “Parties,” is entered into as of February 10, 2011.

W I T N E S S E T H:

WHEREAS the Executive is entitled to certain relocation assistance benefits under the GenCorp Domestic Relocation Policy (the “Policy”) on the same basis as other similarly-situated employees of the Company; and

WHEREAS the Policy generally requires than a new employee’s relocation be completed within twelve (12) months from his first day of employment with the Company in order for the employee to receive full relocation assistance benefits; and

WHEREAS the Company desires to amend the Agreement to provide the Executive up to a total of twenty-four (24) months from the first day of employment with the Company to complete his relocation with full entitlement to the normal relocation assistance benefits under the Policy.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and promises of the Parties contained in the Agreement and herein, the Parties, intending to be legally bound, hereby agree as follows:

1.           Section 2 (“Salary and Additional Compensation”) of the Agreement is hereby amended by the addition of the following subsection (f) at the end thereof:

(f)           Relocation Assistance.  Notwithstanding the terms of the Company’s Domestic Relocation Policy (the “Policy”), the Executive shall have twenty-four (24) months from his first day of employment with the Company in order to complete all relocation activities and therefore be entitled to full relocation assistance benefits under the Policy.

2.           Except as modified by this Addendum, the terms of the Agreement remain in full force and effect.

IN WITNESS WHEREOF, the Parties have caused this Addendum to be duly executed and delivered on the date above.

GENCORP INC.

By:	/s/ James R. Henderson
James R. Henderson
Chairman of the Board

Agreed to and Accepted

/s/ Scott Seymour
Scott Seymour